Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Andrew Wamser (954) 769-7023 wamsera@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports Record First Quarter EPS from Continuing Operations

•
EPS from continuing operations was $0.97, a record for first quarter results and an increase of 29% compared to first quarter 2014 adjusted EPS from continuing operations of $0.75 ($0.79 for the first quarter of 2014 on a GAAP basis)

•
Net income from continuing operations was $112 million, up 23% compared to first quarter 2014 adjusted net income from continuing operations of $91 million ($96 million for the first quarter of 2014 on a GAAP basis)

•	Total revenue of $4.9 billion, up 13% compared to the year-ago period, increasing across all major business sectors

FORT LAUDERDALE, Fla., (April 22, 2015) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2015 first quarter net income from continuing operations of $112 million, or $0.97 per share, compared to adjusted net income from continuing operations of $91 million, or $0.75 per share, for the same period in the prior year, a 29% improvement on a per-share basis. On a GAAP basis, first quarter 2014 net income from continuing operations was $96 million, or $0.79 per share. Reconciliations of non-GAAP financial measures are included in the attached financial tables.
First quarter 2015 revenue totaled $4.9 billion, an increase of 13%, driven by stronger performance in all business sectors - new vehicles, used vehicles, parts and service, and finance and insurance. In the first quarter of 2015, AutoNation’s retail new vehicle unit sales increased 10% overall and 9% on a same store basis, while retail used vehicle unit sales increased 12% overall and 11% on a same store basis.
Commenting on the quarterly results, Mike Jackson, Chairman, Chief Executive Officer and President, said, “AutoNation delivered its 18th consecutive quarter of double-digit year-over-year growth in EPS as we increased profitability in each of our business sectors.” Mr. Jackson added, “We continue to expect U.S. industry new vehicle unit sales above 17 million in 2015.”
Acquisitions
In April 2015, AutoNation completed the acquisitions of a Mercedes-Benz store in San Jose, California and a Chrysler Dodge Jeep Ram store in Valencia, California. In addition, AutoNation has signed an agreement to acquire a Jaguar, Land Rover and Volvo store in Spokane, Washington, subject to customary terms and conditions, including manufacturer approval. As previously announced, during the first quarter of 2015, AutoNation completed the acquisitions of a Mercedes-Benz store in Reno, Nevada and a Volkswagen store in the Atlanta, Georgia market. The combined annual revenue for the stores acquired since the beginning of 2015 and the Jaguar, Land Rover and Volvo store is approximately $320 million.
Segment Results
Segment results(1) for the first quarter of 2015 were as follows:

•	Domestic – Domestic segment income(2) was $79 million compared to year-ago segment income of $64 million, an increase of 24%.

•	Import – Import segment income(2) was $75 million compared to year-ago segment income of $65 million, an increase of 15%.

•	Premium Luxury – Premium Luxury segment income(2) was $94 million compared to year-ago segment income of $83 million, an increase of 13%.

The first quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time or on AutoNation’s investor relations website at http://investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on April 22, 2015 through May 6, 2015 by calling (888) 568-0435 (password 75300).

(1)
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US (formerly Chrysler); the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(2)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation is transforming the automotive retail industry through bold leadership. We deliver a superior automotive retail experience through our customer-focused sales and service processes. Owning and operating 290 new vehicle franchises, which sell 34 new vehicle brands across 15 states, AutoNation is America’s largest automotive retailer, with state-of-the-art operations and the ability to leverage economies of scale that benefit the customer. As an indication of our leadership position in our industry, AutoNation is a component of the S&P 500 Index.
Please visit investors.autonation.com, www.autonation.com, www.autonationdrive.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives and expectations for the future performance of our franchises and the automotive retail industry, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; economic conditions, including conditions in the credit markets and changes in interest rates; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.  Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenue:
New vehicle	$2,769.6	$2,428.6
Used vehicle	1,193.2	1,049.7
Parts and service	743.4	671.0
Finance and insurance, net	207.6	172.4
Other	30.4	41.8
Total revenue	4,944.2	4,363.5
Cost of sales:
New vehicle	2,608.1	2,282.7
Used vehicle	1,089.5	955.4
Parts and service	423.4	384.3
Other	23.3	33.7
Total cost of sales	4,144.3	3,656.1
Gross profit	799.9	707.4
Selling, general, and administrative expenses	557.6	500.7
Depreciation and amortization	28.7	25.6
Other income, net	(1.3)	(8.0)
Operating income	214.9	189.1
Non-operating income (expense) items:
Floorplan interest expense	(13.2)	(13.2)
Other interest expense	(21.4)	(21.6)
Interest income	0.1	—
Other income, net	1.1	1.5
Income from continuing operations before income taxes	181.5	155.8
Income tax provision	69.8	60.3
Net income from continuing operations	111.7	95.5
Loss from discontinued operations, net of income taxes	(0.2)	(0.4)
Net income	$111.5	$95.1
Diluted earnings (loss) per share*:
Continuing operations	$0.97	$0.79
Discontinued operations	$—	$—
Net income	$0.97	$0.78
Weighted average common shares outstanding	115.1	121.3
Common shares outstanding, net of treasury stock, at period end	113.9	119.4

* Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2015	2014	$ Variance	% Variance
Revenue:
New vehicle	$2,769.6	$2,428.6	$341.0	14.0
Retail used vehicle	1,094.1	945.8	148.3	15.7
Wholesale	99.1	103.9	(4.8)	(4.6)
Used vehicle	1,193.2	1,049.7	143.5	13.7
Finance and insurance, net	207.6	172.4	35.2	20.4
Total variable operations	4,170.4	3,650.7	519.7	14.2
Parts and service	743.4	671.0	72.4	10.8
Other	30.4	41.8	(11.4)
Total revenue	$4,944.2	$4,363.5	$580.7	13.3
Gross profit:
New vehicle	$161.5	$145.9	$15.6	10.7
Retail used vehicle	102.5	92.8	9.7	10.5
Wholesale	1.2	1.5	(0.3)
Used vehicle	103.7	94.3	9.4	10.0
Finance and insurance	207.6	172.4	35.2	20.4
Total variable operations	472.8	412.6	60.2	14.6
Parts and service	320.0	286.7	33.3	11.6
Other	7.1	8.1	(1.0)
Total gross profit	799.9	707.4	92.5	13.1
Selling, general, and administrative expenses	557.6	500.7	(56.9)	(11.4)
Depreciation and amortization	28.7	25.6	(3.1)
Other income, net	(1.3)	(8.0)	(6.7)
Operating income	214.9	189.1	25.8	13.6
Non-operating income (expense) items:
Floorplan interest expense	(13.2)	(13.2)	—
Other interest expense	(21.4)	(21.6)	0.2
Interest income	0.1	—	0.1
Other income, net	1.1	1.5	(0.4)
Income from continuing operations before income taxes	$181.5	$155.8	$25.7	16.5
Retail vehicle unit sales:
New	78,560	71,223	7,337	10.3
Used	58,624	52,136	6,488	12.4
	137,184	123,359	13,825	11.2
Revenue per vehicle retailed:
New	$35,255	$34,099	$1,156	3.4
Used	$18,663	$18,141	$522	2.9
Gross profit per vehicle retailed:
New	$2,056	$2,048	$8	0.4
Used	$1,748	$1,780	$(32)	(1.8)
Finance and insurance	$1,513	$1,398	$115	8.2
Total variable operations(1)	$3,438	$3,333	$105	3.2

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2015 (%)	2014 (%)
Revenue mix percentages:
New vehicle	56.0	55.7
Used vehicle	24.1	24.1
Parts and service	15.0	15.4
Finance and insurance, net	4.2	4.0
Other	0.7	0.8
	100.0	100.0
Gross profit mix percentages:
New vehicle	20.2	20.6
Used vehicle	13.0	13.3
Parts and service	40.0	40.5
Finance and insurance	26.0	24.4
Other	0.8	1.2
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.8	6.0
Used vehicle - retail	9.4	9.8
Parts and service	43.0	42.7
Total	16.2	16.2
Selling, general and administrative expenses	11.3	11.5
Operating income	4.3	4.3
Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	69.7	70.8
Operating income	26.9	26.7

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended March 31,
	2015	2014	$ Variance	% Variance
Revenue:
Domestic	$1,665.7	$1,473.0	$192.7	13.1
Import	1,678.7	1,549.4	129.3	8.3
Premium luxury	1,563.2	1,306.4	256.8	19.7
Total	4,907.6	4,328.8	578.8	13.4
Corporate and other	36.6	34.7	1.9	5.5
Total consolidated revenue	$4,944.2	$4,363.5	$580.7	13.3

*Segment income
Domestic	$79.3	$63.8	$15.5	24.3
Import	75.0	65.4	9.6	14.7
Premium luxury	94.1	83.3	10.8	13.0
Total	248.4	212.5	35.9	16.9
Corporate and other	(46.7)	(36.6)	(10.1)
Add: Floorplan interest expense	13.2	13.2	—
Operating income	$214.9	$189.1	$25.8	13.6

* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense

Retail new vehicle unit sales:
Domestic	25,750	23,815	1,935	8.1
Import	36,914	34,925	1,989	5.7
Premium luxury	15,896	12,483	3,413	27.3
	78,560	71,223	7,337	10.3

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended
	March 31,
	2015 (%)	2014 (%)
Domestic:
Ford, Lincoln	16.5	17.7
Chevrolet, Buick, Cadillac, GMC	9.8	10.0
Chrysler, Jeep, Dodge	6.5	5.7
Domestic total	32.8	33.4
Import:
Honda	10.9	11.4
Toyota	18.7	19.0
Nissan	10.1	11.6
Other imports	7.3	7.1
Import total	47.0	49.1
Premium Luxury:
Mercedes-Benz	8.1	7.5
BMW	4.9	4.6
Lexus	3.2	2.6
Audi	1.9	1.0
Other premium luxury (Land Rover, Porsche)	2.1	1.8
Premium Luxury total	20.2	17.5
	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended March 31,
	2015	2014
Capital expenditures (1)	$62.9	$34.9
Cash paid for acquisitions (2)	$27.7	$—
Proceeds from exercises of stock options	$12.4	$15.3
Stock repurchases:
Aggregate purchase price	$9.1	$115.7
Shares repurchased (in millions)	0.2	2.4

Floorplan Assistance and Expense	Three Months Ended March 31,
	2015	2014	Variance
Floorplan assistance earned (included in cost of sales)	$26.7	$24.0	$2.7
New vehicle floorplan interest expense	(12.5)	(12.7)	0.2
Net new vehicle inventory carrying benefit	$14.2	$11.3	$2.9

Balance Sheet and Other Highlights	March 31, 2015	December 31, 2014	March 31, 2014
Cash and cash equivalents	$74.1	$75.4	$69.2
Inventory	$2,928.4	$2,899.0	$2,712.0
Total floorplan notes payable	$3,002.4	$3,097.2	$2,844.2
Non-vehicle debt	$2,055.7	$2,128.4	$1,803.9
Equity	$2,205.6	$2,072.1	$2,068.9

New days supply (industry standard of selling days)	52 days	54 days	61 days
Used days supply (trailing calendar month days)	34 days	38 days	31 days

Key Credit Agreement Covenant Compliance Calculations
Ratio of funded indebtedness/
Adjusted EBITDA		2.15x
Covenant	less than or equal to	3.75x

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		57.5%
Covenant	less than or equal to	65.0%

(1) Includes accrued construction in progress and excludes property acquired under capital leases.
(2) Excludes capital leases.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended March 31,
	Net Income		Diluted Earnings Per Share**
	2015	2014	2015	2014
As reported	$111.5	$95.1	$0.97	$0.78
Discontinued operations, net of income taxes	0.2	0.4	$—	$—
From continuing operations, as reported	111.7	95.5	$0.97	$0.79
Net gain related to business/property dispositions	—	(5.0)	$—	$(0.04)
Adjusted	$111.7	$90.5	$0.97	$0.75

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
**	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2015	2014	$ Variance	% Variance
Revenue:
New vehicle	$2,692.1	$2,414.9	$277.2	11.5
Retail used vehicle	1,060.7	939.6	121.1	12.9
Wholesale	97.3	103.6	(6.3)	(6.1)
Used vehicle	1,158.0	1,043.2	114.8	11.0
Finance and insurance, net	203.4	171.4	32.0	18.7
Total variable operations	4,053.5	3,629.5	424.0	11.7
Parts and service	722.7	666.3	56.4	8.5
Other	30.4	40.8	(10.4)
Total revenue	$4,806.6	$4,336.6	$470.0	10.8

Gross profit:
New vehicle	$154.2	$145.1	$9.1	6.3
Retail used vehicle	99.7	92.0	7.7	8.4
Wholesale	1.2	1.5	(0.3)
Used vehicle	100.9	93.5	7.4	7.9
Finance and insurance	203.4	171.4	32.0	18.7
Total variable operations	458.5	410.0	48.5	11.8
Parts and service	310.1	284.6	25.5	9.0
Other	6.8	7.9	(1.1)
Total gross profit	$775.4	$702.5	$72.9	10.4

Retail vehicle unit sales:
New	76,919	70,676	6,243	8.8
Used	57,353	51,674	5,679	11.0
	134,272	122,350	11,922	9.7

Revenue per vehicle retailed:
New	$34,999	$34,169	$830	2.4
Used	$18,494	$18,183	$311	1.7

Gross profit per vehicle retailed:
New	$2,005	$2,053	$(48)	(2.3)
Used	$1,738	$1,780	$(42)	(2.4)
Finance and insurance	$1,515	$1,401	$114	8.1
Total variable operations(1)	$3,406	$3,339	$67	2.0

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2015 (%)	2014 (%)
Revenue mix percentages:
New vehicle	56.0	55.7
Used vehicle	24.1	24.1
Parts and service	15.0	15.4
Finance and insurance, net	4.2	4.0
Other	0.7	0.8
	100.0	100.0
Gross profit mix percentages:
New vehicle	19.9	20.7
Used vehicle	13.0	13.3
Parts and service	40.0	40.5
Finance and insurance	26.2	24.4
Other	0.9	1.1
	100.0	100.0
Operating items as a percentage of revenue:
Gross Profit:
New vehicle	5.7	6.0
Used vehicle - retail	9.4	9.8
Parts and service	42.9	42.7
Total	16.1	16.2